UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 11, 2018

Verastem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0001-35403	27-3269467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 — Other Events.

Registered Direct Offering of 5.00% Convertible Senior Notes due 2048

On October 11, 2018, Verastem, Inc. (the “Company”) entered into a placement agent agreement (the “Placement Agent Agreement”) with Lazard Frères & Co. LLC (the “Placement Agent”), relating to the offer and sale of $150 million aggregate principal amount of its 5.00% Convertible Senior Notes due 2048 (the “Notes”). The net proceeds to the Company from the sale of the Notes, after deducting the fees and other estimated offering expenses payable by the Company, are expected to be approximately $145.4 million.

The offering is being made pursuant to a base prospectus dated August 3, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) as part of an effective shelf registration statement, as supplemented by a preliminary prospectus supplement filed with the SEC on October 11, 2018, and a final prospectus supplement, dated October 11, 2018. The closing of the offering is expected to take place on or about October 17, 2018, subject to the satisfaction of customary closing conditions.

The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, and termination provisions. A copy of the Placement Agent Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Placement Agent Agreement does not purport to be complete and is qualified in its entirety by reference to the Placement Agent Agreement. The legal opinion of Ropes & Gray LLP relating to the notes being offered is filed herewith as Exhibit 5.1.

The Notes will be issued pursuant to an indenture and a supplemental indenture to be entered into by and between the Company and Wilmington Trust, National Association, as trustee.

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

99.1	Placement Agent Agreement, dated October 11, 2018, by and among the Company and Lazard Frères & Co. LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2018	VERASTEM, INC.

	By:	/s/ Sean C. Flynn
	Name:	Sean C. Flynn
	Title:	Vice President, General Counsel and Secretary